Exhibit 99.1

WILLBROS GROUP, INC.

INDEX TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

Unaudited pro forma condensed consolidated financial statements

Willbros Group, Inc., a Delaware corporation (the “Company”), previously announced its intent to exit the electric and gas distribution business in the Northeast and sell its investment in the related Hawkeye business, which formed part of the Company’s Utility Transmission and Distribution operating segment. On November 12, 2013, Hawkeye, LLC, a New York limited liability company and wholly-owned subsidiary of the Company, and Halpin Line Construction LLC, a New York limited liability company and wholly-owned subsidiary of the Company (the “Sellers”), entered into an Amended and Restated Asset Purchase Agreement dated as of such date (the “Purchase Agreement”), with Elecnor Hawkeye, LLC, a Delaware limited liability company, as purchaser (“Elecnor”). Elecnor is a wholly-owned subsidiary of Elecnor, Inc., a Delaware corporation and wholly-owned subsidiary of Elecnor, S.A., a company organized in Spain.

On November 14, 2013, the transactions contemplated by the Purchase Agreement were consummated, and the Sellers sold certain of their assets comprising the Hawkeye business (the “Disposition”)

The following unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2013 and 2012 and years ended December 31, 2012, 2011 and 2010 are based on the Company’s historical consolidated statements of operations, and give effect to the Disposition as if it had occurred on January 1, 2012. The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2013 is based on the Company’s historical balance sheet as of that period, and gives effect to the Disposition as if it had occurred on September 30, 2013.

The unaudited pro forma condensed consolidated financial statements include specific assumptions and adjustments related to the Disposition. The adjustments are based upon presently available information and assumptions that management believes are reasonable under the circumstances as of the date of this filing. However, actual adjustments may differ materially from the information presented. The unaudited pro forma condensed consolidated financial statements, including notes thereto, should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the year ended December 31, 2012, contained in its Current Report on Form 8-K dated September 9, 2013, filed September 9, 2013, as well as in conjunction with the Company’s unaudited condensed consolidated financial statements and notes thereto for the three and nine months ended September 30, 2013 contained in its Quarterly Report on Form 10-Q.

The unaudited pro forma condensed consolidated financial information presented is for informational purposes only. It is not intended to represent or be indicative of the consolidated results of operations or financial position that would have occurred had the Disposition been completed as of the dates presented nor is it intended to be indicative of future results of operations or financial position.

WILLBROS GROUP, INC.

Pro Forma Condensed Consolidated Balance Sheet

September 30, 2013

(In thousands)

Unaudited

	Willbros as reported(a)	Pro forma adjustments		Willbros pro forma results
Current assets:
Cash and cash equivalents	$20,075	$—		$20,075
Accounts receivable, net	372,389	—		372,389
Contract cost and recognized income not yet billed	88,571	—		88,571
Prepaid expenses and other assets	27,820	—		27,820
Parts and supplies inventories	5,126	—		5,126
Deferred income taxes	10,260	—		10,260
Assets held for sale	43,948	(27,836	)(b)	16,112

Total current assets	568,189	(27,836)		540,353
Property, plant & equipment	112,859	—		112,859
Intangible assets, net	146,859	—		146,859
Other assets	36,139	—		36,139

Total assets	$864,046	$(27,836)		$836,210

Current liabilities:
Accounts payable and accrued liabilities	$244,378	$—		$244,378
Contract billings in excess of cost and recognized income	19,173	—		19,173
Current portion of capital lease obligations	961	—		961
Notes payable and current portion of long-term debt	5,602	—		5,602
Current portion of settlement obligation of discontinued operations	6,250	—		6,250
Accrued income taxes	3,471	—		3,471
Liabilities held for sale	16,551	(2,912	)(b)	13,639
Other current liabilities	6,167	—		6,167

Total current liabilities	302,553	(2,912)		299,641
Long-term debt	301,126	(25,000	)(c)	276,126
Capital lease obligations	1,605	—		1,605
Long-term portion of settlement obligation of discontinued operations	32,750	—		32,750
Long-term liabilities for unrecognized tax benefits	4,729	—		4,729
Deferred income taxes	8,425	—		8,425
Other long-term liabilities	37,311	—		37,311

Total liabilities	688,499	(27,912)		660,587
Stockholders equity:
Attributable to Willbros Group, Inc.	175,258	76	(d)	175,334
Noncontrolling interest	289	—		289

Total stockholders’ equity	175,547	76		175,623

Total liabilities and stockholders’ equity	$864,046	$(27,836)		$836,210

WILLBROS GROUP, INC.

Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2013

(In thousands, except share and per share amounts)

Unaudited

	Willbros as reported(a)	Pro forma adjustments		Willbros pro forma results
Contract revenue	$1,478,261	$—		$1,478,261
Operating expenses:
Contract	1,326,017	—		1,326,017
Amortization of intangibles	11,311	—		11,311
General and administrative	122,260	—		122,260

	1,459,588	—		1,459,588

Operating income	18,673	—		18,673
Other expense:
Interest expense, net	(22,832)	1,630	(e)	(21,202)
Loss on early extinguishment of debt	(11,573)	—		(11,573)
Other, net	(413)	—		(413)

	(34,818)	1,630		(33,188)

Loss from continuing operations before income taxes	(16,145)	1,630		(14,515)
Provision for income taxes	6,943	—		6,943

Net loss from continuing operations	$(23,088)	$1,630		$(21,458)

Basic loss per share:
Loss from continuing operations	$(0.48)	$0.04		$(0.44)

Diluted loss per share:
Loss from continuing operations	$(0.48)	$0.04		$(0.44)

Weighted average number of common shares outstanding:
Basic	48,512,089	48,512,089		48,512,089

Diluted	48,512,089	48,512,089		48,512,089

WILLBROS GROUP, INC.

Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2012

(In thousands, except share and per share amounts)

Unaudited

	Willbros as reported(a)	Pro forma adjustments		Willbros pro forma results
Contract revenue	$1,372,121	$—		$1,372,121
Operating expenses:
Contract	1,242,871	—		1,242,871
Amortization of intangibles	11,216	—		11,216
General and administrative	108,942	—		108,942
	1,363,029	—		1,363,029

Operating income	9,092	—		9,092

Other expense:
Interest expense, net	(21,454)	1,781	(e)	(19,673)
Loss on early extinguishment of debt	(3,405)	—		(3,405)
Other, net	(449)	—		(449)

	(25,308)	1,781		(23,527)

Loss from continuing operations before income taxes	(16,216)	1,781		(14,435)
Provision for income taxes	3,078	—		3,078

Net loss from continuing operations	$(19,294)	$1,781		$(17,513)

Basic loss per share:
Loss from continuing operations	$(0.40)	$0.03		$(0.37)

Diluted loss per share:
Loss from continuing operations	$(0.40)	$0.03		$(0.37)

Weighted average number of common shares outstanding:
Basic	47,965,380	47,965,380		47,965,380

Diluted	47,965,380	47,965,380		47,965,380

WILLBROS GROUP, INC.

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2012

(In thousands, except share and per share amounts)

Unaudited

	Willbros as reported(a)	Pro forma adjustments		Willbros pro forma results
Contract revenue	$1,928,800	$—		$1,928,800
Operating expenses:
Contract	1,738,977	—		1,738,977
Amortization of intangibles	14,985	—		14,985
General and administrative	151,816	—		151,816
Goodwill impairment	8,067	—		8,067
Other charges	151	—		151

	1,913,996	—		1,913,996

Operating income	14,804	—		14,804
Other expense:
Interest expense, net	(29,393)	2,375	(e)	(27,018)
Loss on early extinguishment of debt	(3,405)	—		(3,405)
Other, net	(570)	—		(570)

	(33,368)	2,375		(30,993)

Loss from continuing operations before income taxes	(18,564)	2,375		(16,189)
Provision for income taxes	4,727	—		4,727

Net loss from continuing operations	$(23,291)	$2,375		$(20,916)

Basic loss per share:
Loss from continuing operations	$(0.49)	$0.05		$(0.44)

Diluted loss per share:
Loss from continuing operations	$(0.49)	$0.05		$(0.44)

Weighted average number of common shares outstanding:
Basic	48,019,303	48,019,303		48,019,303

Diluted	48,019,303	48,019,303		48,019,303

WILLBROS GROUP, INC.

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2011

(In thousands, except share and per share amounts)

Unaudited

	Willbros as reported(a)	Pro forma adjustments	Willbros pro forma results
Contract revenue	$1,376,369	$—	$1,376,369
Operating expenses:
Contract	1,249,025	—	1,249,025
Amortization of intangibles	15,108	—	15,108
General and administrative	127,383	—	127,383
Settlement of project dispute	8,236	—	8,236
Goodwill impairment	178,575	—	178,575
Changes in fair value of contingent earnout liability	(10,000)	—	(10,000)
Other charges	105	—	105

	1,568,432	—	1,568,432

Operating loss	(192,063)	—	(192,063)
Other expense:
Interest expense, net	(45,035)	—	(45,035)
Loss on early extinguishment of debt	(6,304)	—	(6,304)
Other, net	(539)	—	(539)

	(51,878)	—	(51,878)

Loss from continuing operations before income taxes	(243,941)	—	(243,941)
Benefit for income taxes	(33,558)	—	(33,558)

Net loss from continuing operations	$(210,383)	$—	$(210,383)

Basic loss per share:
Loss from continuing operations	$(4.43)	$—	$(4.43)

Diluted loss per share:
Loss from continuing operations	$(4.43)	$—	$(4.43)

Weighted average number of common shares outstanding:
Basic	47,475,680	47,475,680	47,475,680

Diluted	47,475,680	47,475,680	47,475,680

WILLBROS GROUP, INC.

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2010

(In thousands, except share and per share amounts)

Unaudited

	Willbros as reported(a)	Pro forma adjustments	Willbros pro forma results
Contract revenue	$1,003,409	$—	$1,003,409
Operating expenses:
Contract	886,952	—	886,952
Amortization of intangibles	9,437	—	9,437
General and administrative	106,086	—	106,086
Goodwill impairment	60,000	—	60,000
Changes in fair value of contingent earnout liability	(45,340)	—	(45,340)
Acquisition costs	10,055	—	10,055
Other charges	3,771	—	3,771

	1,030,961	—	1,030,961

Operating loss	(27,552)	—	(27,552)
Other expense:
Interest expense, net	(27,639)	—	(27,639)
Other, net	1,553	—	1,553

	(26,086)	—	(26,086)

Loss from continuing operations before income taxes	(53,638)	—	(53,638)
Benefit for income taxes	(28,951)	—	(28,951)

Net loss from continuing operations	$(24,687)	$—	$(24,687)

Basic loss per share:
Loss from continuing operations	$(0.58)	$—	$(0.58)

Diluted loss per share:
Loss from continuing operations	$(0.58)	$—	$(0.58)

Weighted average number of common shares outstanding:
Basic	43,013,934	43,013,934	43,013,934

Diluted	43,013,934	43,013,934	43,013,934

Notes to unaudited pro forma condensed consolidated financial statements

(a)	The Company’s historical consolidated financial information includes the results of the Disposition as a discontinued operation and the presentation of assets and liabilities held for sale.

(b)	Reflects the elimination of the assets and liabilities of the Disposition classified as assets and liabilities held for sale.

(c)	Represents estimated proceeds from the Disposition approximating $25.0 million. A portion of the estimated proceeds are secured by an irrevocable, unconditional letter of credit available to be drawn on January 2, 2014 with remaining amount held in escrow until final resolution of working capital adjustments. At this time, the Company expects to use the estimated proceeds to pay down existing debt in connection with its ABL Credit Facility (approximately $16.1 million) and its 2013 Term Loan Facility (approximately $8.9 million).

(d)	Represents the recognition of the estimated gain on sale which would have been realized upon the Disposition had the transaction closed on September 30, 2013. Actual adjustments may differ from the information presented.

(e)	Represents the reduction in interest expense from the application of the estimated proceeds from the Disposition to pay down existing debt had the transaction closed on January 1, 2012. The reduction in interest expense for the nine months ended September 30, 2012 and year ended December 31, 2012 is calculated by multiplying the estimated proceeds from the Disposition by the incremental borrowing rate of the Company’s outstanding debt that would be paid down as a result of the Disposition. The reduction in interest expense for the nine months ended September 30, 2013 is calculated by multiplying the estimated proceeds from the Disposition by the weighted average interest rate of the Company’s outstanding debt that would be paid down as a result of the Disposition.